                                                                      EXHIBIT 1



                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2

                  HOUSEHOLD CONSUMER LOAN ASSET BACKED NOTES,
           Series 1996-2, Class A-1, Class A-2 Class A-3 and Class B

                         HOUSEHOLD FINANCE CORPORATION
                                   (Servicer)

                      HOUSEHOLD CONSUMER LOAN CORPORATION
                                    (Seller)


                        [FORM OF UNDERWRITING AGREEMENT]

                                                               August [__], 1996



MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
MERRILL LYNCH & CO.,
     as Representative of the Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
World Financial Center
North Tower
New York, New York 10281

Ladies and Gentlemen:

        Household Consumer Loan Corporation, a Nevada corporation (the "Seller") and a wholly-owned, special purpose subsidiary of Household Finance Corporation ("HFC") has entered into a Trust Agreement dated as of August 1, 1996 (the "Trust Agreement") with Chase Manhattan Bank Delaware (the "Owner Trustee"), creating Household Consumer Loan Trust 1996-2 (the "Issuer"), a statutory business trust established under the laws of the State of Delaware. The Seller proposes to direct the Owner Trustee pursuant to the Trust Agreement to cause the Issuer to issue Household Consumer Loan Asset Backed Notes, Series 1996-2, Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes (collectively, the "Notes") and Household Consumer Loan Asset Backed Certificates, Series 1996-2 (the "Certificates" and, together with the Notes, the "Securities"). Only the Notes are being purchased by the underwriters named in Schedule A hereto (the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"). The Seller and HFC understand that the Underwriters propose to make a public offering





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of the Notes as soon as the Underwriters deem advisable after the date hereof.

        The Notes will be issued pursuant to an Indenture dated as of August 1, 1996 (the "Indenture") between the Issuer and The Bank of New York (the "Indenture Trustee") and will represent indebtedness of the Issuer. The Certificates will be issued pursuant to the Trust Agreement. The Notes will be secured by (i) a participation interest (the "Series 1996-2 Participation Interest") in (a) receivables held in Household Consumer Loan Deposit Trust I (the "Deposit Trust") originated under certain fixed and variable rate revolving unsecured consumer credit lines (the "Credit Lines") and (b) certain other participation interests, (ii) amounts on deposit in certain accounts of the Issuer held for the benefit of the holders of the Securities and (iii) an assignment of the Issuer's rights under the Series 1996-2 Supplement (as defined below) (collectively, the "Trust Assets"). The Deposit Trust was formed pursuant to a Pooling and Servicing Agreement dated as of September 1, 1995 (the "Base Pooling and Servicing Agreement") among the Seller, HFC, as Servicer (the "Servicer") and Texas Commerce Bank National Association as successor trustee to The Chase Manhattan Bank, N.A., as Deposit Trustee (the "Deposit Trustee"). The Series 1996-2 Participation Interest was issued pursuant to the Supplement for Series 1996-2 dated as of August 1, 1996 among the Seller, the Servicer and the Deposit Trustee (the "Supplement" and together with the Base Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement together with the Trust Agreement, Certificate of Trust thereto, the Indenture, the Receivables Purchase Agreement, the Administration Agreement and this Underwriting Agreement constitute the "Basic Documents" herein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

        The Notes are more fully described in the Registration Statement (as defined below) which the Seller has furnished to the Underwriters.

        SECTION 1. Representations and Warranties of the Seller and the Credit Line Owners. Each of the Credit Line Owners (as defined in the Pooling and Servicing Agreement) and the Seller, each as to itself, represents and warrants to, and agrees with the Underwriters that:

        (a)  A registration statement on Form S-3 (No. 333-[     ]) in respect
of the Notes and a registration statement on Form S-1 (No. 333-[ ]) in respect of the Series 1996-2 Participation Interest, including a prospectus and such amendments thereto as may have been required on the date hereof, relating to the Notes and the Series 1996-2 Participation Interest, have been filed with the Securities and Exchange Commission (the "Commission"). The conditions to the use of a registration statement on Form S-3 and





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Form S-1 under the Act, as set forth in the General Instructions to Form S-3 and Form S-1, as applicable, have been, or will prior to the effective date of the Registration Statement (defined herein) be, satisfied in all material respects with respect to the Seller and each Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus. There are no contracts or documents of the Seller which are required to be filed as exhibits to either Registration Statement pursuant to the Act or the Rules and Regulations (defined herein) which have not been so filed or incorporated by reference therein on or prior to the Effective Date of either Registration Statement, assuming compliance by each Underwriter with Section 2(a) hereof.

        To the extent that any Underwriter (i) has provided to the Seller Collateral term sheets (as hereinafter defined) that such Underwriter has provided to a prospective investor, the Seller has filed such Collateral term sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or (ii) has provided to the Seller Structural term sheets or Computational Materials (each as hereinafter defined) that such Underwriter has provided to a prospective investor, the Seller will file or cause to be filed with the Commission a report on Form 8- K containing such Structural term sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Prospectus is filed with the Commission pursuant to Rule 424 or 430A of the Rules and Regulations.

  (b) The Seller will next file with the Commission either, (i) prior to the effectiveness of the Registration Statements, a further amendment thereto (including the form of final prospectus) or (ii) after effectiveness of the Registration Statements, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii), the Seller has included in such Registration Statements, as amended at the Effective Date (defined herein), all information (other than Rule 430A Information (defined herein)) required by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules and Regulations") to be included in the Registration Statement (defined herein) with respect to the Series 1996-2 Participation Interest and the Notes and the offering of the Notes. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time (defined herein) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus which has previously been furnished to the Underwriters) as the Seller has advised the Underwriters, prior to the Execution Time, will be included or made therein.





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          The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Act. "Execution Time" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus included in the Registration Statements, or amendments thereof, which, as completed, is proposed to be used in connection with the sale of the Notes and any prospectus subsequently filed with the Commission by the Seller with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations. "Prospectus" shall mean the prospectus relating to the Notes that is first filed with the Commission pursuant to Rule 424(b) and any prospectus subsequently filed pursuant to Rule 424 or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration Statement at the Effective Date. Reference made herein to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Preliminary Prospectus or the Prospectus and incorporated by reference in the Preliminary Prospectus or the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Seller filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. "Registration Statement" shall mean both registration statements referred to in the preceding paragraph and any registration statements required to be filed under the Act or the Rules and Regulations, including incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event of any post effective amendment thereto which becomes effective prior to the Closing Date (defined herein), shall also mean such Registration Statement as so amended and including the Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424" and "Rule 430A" refer to such rules and regulations under the Act. "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

        (c) On the Effective Date, the Registration Statement did or will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; assuming compliance by each Underwriter with
Section 2(a), 2(b) and 2(c)





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hereof when the Prospectus is first filed (if required) in accordance with Rule
424(b), as of its date and on the Closing Date, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the Effective Date, the Registration Statement, did or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, the Prospectus as of its date and on the date of any filing pursuant to Rule 424(b) (if required) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Seller by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto) or (ii) any Derived Information (as defined below).

        (d) Since the respective dates as of which information is given in the Prospectus, or the Prospectus, as amended and supplemented at the Closing Time, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of any of the Credit Line Owners or the Seller or of their subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Prospectus as amended and supplemented at the Closing Time.

        (e) Each of the Credit Line Owners and the Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which each is a party, and with respect to the Seller, to authorize the execution, delivery and performance of the Indenture and the issuance of the Notes and the Certificates, respectively, by the Issuer; each of the Credit Line Owners and the Seller is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or financial condition of any such Credit Line Owner or the Seller; and each Credit Line Owner is duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws,"





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or "sales finance laws"), or is permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

        (f) There are no legal or governmental proceedings pending to which any Credit Line Owner or the Seller is a party or of which any property of any Credit Line Owner or the Seller is the subject, which if determined adversely to any Credit Line Owner or the Seller would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of such Credit Line Owner or the Seller; and to the best knowledge of the Credit Line Owners and the Seller, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

        (g) Each of the Basic Documents to which the Seller or the Credit Line Owners are a party, when executed and delivered as contemplated thereby, will have been duly authorized, executed and delivered by the Seller and the Credit Line Owners as applicable, and the Basic Documents to which the Seller or the Credit Line Owners are a party when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Seller or the Credit Line Owners, as applicable, in accordance with their respective terms, subject as to enforceability (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

        (h) The issuance and delivery of the Securities, the consummation of any other of the transactions contemplated herein or in the Basic Documents, or the fulfillment of the terms of the Basic Documents, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Credit Line Owners or the Seller, any statute, order or regulation applicable to any of the Credit Line Owners or the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of the Credit Line Owners or the Seller and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Credit Line Owners or the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Credit Line Owners or the Seller is a party or by which any of the Credit Line Owners or the Seller may be bound or to which any of the property or assets of any of the Credit Line Owners or the





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Seller may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to any of the Credit Line Owners or the Seller or materially adverse to the transactions contemplated by this Agreement.

        (i) Arthur Andersen LLP is an independent public accountant with respect to the Credit Line Owners and the Seller as required by the 1933 Act and the Rules and Regulations.

        (j) The direction by the Seller to the Deposit Trustee to execute, countersign, issue and deliver the Series 1996-2 Participation Interest has been duly authorized by the Seller, and assuming the Deposit Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered by the Deposit Trustee in accordance with Pooling and Servicing Agreement, the Series 1996-2 Participation Interest will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and Servicing Agreement.

        (k) The Seller has directed the Issuer to execute, issue and deliver the Notes and the Issuer has directed the Indenture Trustee to authenticate the Notes and assuming such direction has been duly authorized by the Issuer, and assuming the Indenture Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered in accordance with the Indenture, the Notes will be validly issued and outstanding and will be entitled to the benefits provided by the Indenture.

        (l) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issue and sale of the Notes to the Underwriter, or the consummation by any of the Credit Line Owners, the Seller or the Issuer of the other transactions contemplated by the Basic Documents, except the registration under the 1933 Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter or as have been obtained.

        (m) Each of the Credit Line Owners and the Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and none of the Credit Line Owners or the Seller has received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.





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        (n)  As of the date any Receivables are transferred to the Deposit
Trustee, (i) each Credit Line Owner will have good and marketable title to the Receivables being transferred by it to the Seller free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), (ii) each Credit Line Owner will not have assigned to any person any of its right, title or interest in such Receivables or in the Receivables Purchase Agreement and (iii) each Credit Line Owner will have the power and authority to sell such Receivables to the Seller; and upon the consummation of the sale and the assignment provided for pursuant to the terms of the Receivables Purchase Agreement, the Seller will have acquired all the related Credit Line Owners' right, title and interest in and to the Receivables.

        (o) As of the date any Receivables are transferred to the Deposit Trustee, the Seller (i) will have good and marketable title to the Receivables being transferred by it to the Deposit Trustee pursuant to the Pooling and Servicing Agreement, free and clear of Liens, (ii) will not have assigned to any person any of its right, title or interest in such Receivables or in the Receivables Purchase Agreement, and (iii) will have the power and authority to sell such Receivables to the Deposit Trustee and assuming due execution and delivery of the Pooling and Servicing Agreement and any Assignment of Receivables in Credit Lines by the Deposit Trustee, the Deposit Trustee will have acquired all of the Seller's right, title and interest in and to the Receivables. As of the Closing Date, the Seller, (i) will not have assigned to any person other than the Issuer any of its right, title or interest in the Series 1996-2 Participation Interest being issued pursuant to the Pooling and Servicing Agreement, and (ii) will have the power and authority to convey the Series 1996-2 Participation Interest to the Issuer pursuant to the Trust Agreement.

        (p) At the Closing Time, the Seller will: (i) have good and marketable title to the Series 1996-2 Participation Interest, free and clear of any Lien; and (ii) have the power and authority to sell the Series 1996-2 Participation Interest to the Issuer and to authorize the Issuer to issue the Securities. Upon execution and delivery of the Trust Agreement by the Seller and the conveyance of the Series 1996-2 Participation Interest from the Seller to the Issuer, the Issuer will have acquired ownership of all of the Seller's right, title and interest in and to the Series 1996-2 Participation Interest.

        (q) As of the Closing Time, each of the Initial Receivables will meet the eligibility criteria described in the Prospectus and Pooling and Servicing Agreement.

        (r) None of the Credit Line Owners, the Seller, the Deposit Trust or the Issuer will conduct their operations while any of the Securities are outstanding in a manner that would require any





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Credit Line Owner, the Seller, the Deposit Trust or the Issuer to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act") as in effect on the date hereof.

        (s) At the Closing Time, the Securities and the Basic Documents that are described in the Prospectus will conform in all material respects to the descriptions thereof.

        (t) At the Closing Time, the Class A Notes shall have been rated "Aaa" and "AAA" and the Class B Notes shall have been rated "Baa" and "BBB" by Moody's and Standard & Poor's, respectively.

        (u) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Basic Documents and the Securities have been paid or will be paid at or prior to the Closing Time.

        (v) At the Closing Time, each of the representations and warranties of the Seller and the Credit Line Owners set forth in this Agreement will be true and correct in all material respects.

        Any certificate signed by an officer of any Credit Line Owner or the Seller and delivered to the Underwriter or counsel for the Underwriter in connection with an offering of the Securities shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

        SECTION 2. Representations and Warranties of the Underwriters. Each Underwriter severally, and not jointly, represents and warrants to, and agrees with the other Underwriters, the Credit Line Owners, the Seller, the Servicer and HFC that:

        (a) Prior to the Effective Date of the Registration Statement, such Underwriter has not and will not furnish, in writing or by electronic transmission, Derived Information relating to the Notes to any prospective investor.

        (b) Such Underwriter shall provide the Seller no later than two Business Days after which the Prospectus is required to be filed pursuant to Rule 424, nine copies of any Derived Information delivered to a prospective investor by it during the period commencing on the effective date of the Registration Statement and ending on the date the Prospectus is filed with the Commission.

        (c) Assuming the accuracy of the Seller-Provided Information used in the preparation of Derived Information, the Derived Information, delivered by such Underwriter, as of the date thereof, is accurate in all material respects, taking into account the assumptions set forth in such Derived Information, but without





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making any representations as to the appropriateness of such assumptions.

        (d) Each Underwriter acknowledges that the Credit Line Owners, the Seller or HFC will not be deemed to have breached any representation and warranty or to have failed to satisfy any other agreement contained herein as a result of an Underwriter's breach of a representation and warranty set forth in clause (a), (b) or (c) above; provided, however, that the rights and obligations otherwise available pursuant to Sections 9 and 10 hereof are not limited solely as a result of an Underwriter's breach of a representation and warranty set forth in clause (a), (b), or (c) above.

        SECTION 3. Purchase and Sale. The commitment of the Underwriters to purchase and of the Seller to sell the Notes pursuant to this Agreement shall be deemed to have been made on the basis of the respective representations and warranties of each of the parties herein contained and shall be subject to the terms and conditions herein set forth. The Seller agrees to instruct the Issuer to issue and agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly (except as provided in Section 12 hereof), to purchase from the Seller, at a purchase price for each Class of the Notes set forth on Schedule A hereto, the respective principal amount of each Class of the Notes set forth opposite the name of such Underwriter on Schedule A hereto.

        SECTION 4. Delivery and Payment. Payment of the purchase price for, and delivery of, any Notes to be purchased by the Underwriter shall be made at the office of Katten Muchin & Zavis, of Chicago, Illinois or at such other place as shall be agreed upon by the Underwriters, the Seller and HFC at 10:00 A.M. eastern time on August [28], 1996 or at such other time or date as shall be agreed upon in writing by the Underwriters, the Seller and HFC (the "Closing Time"). The Notes will be delivered in book-entry form through the facilities of the Depository Trust Company, Cedel Bank Societe Anonyme and the Euroclear System. Payment shall be made to the Seller by wire transfer of same day funds payable to the account of the Seller. Delivery of the Notes shall be made to the Underwriters for the respective accounts of the Underwriters against payment of the purchase price thereof. Such Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least one business day prior to the applicable Closing Time. Such Notes, which may be in temporary form, will be made available for examination and packaging by the Underwriters no later than 3:00 p.m. central time on the first business day prior to the Closing Time.

        SECTION 5. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.





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        SECTION  6.   Covenants of the Seller and HFC.  The Seller and HFC
covenant with each of the Underwriters as follows:

        (a) If at any time when the Prospectus as amended or supplemented is required by the 1933 Act to be delivered in connection with sales of the Notes by the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or counsel for the Seller, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading or if it shall be necessary, in the opinion of any such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the 1933 Act or the Rules and Regulations thereunder, or if required by such Rules and Regulations, including Rule 430A thereunder, to file a post-effective amendment to such Registration Statement (including an amended Prospectus), the Seller will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as amended or supplemented, as the Underwriters shall reasonably request.

        (b) The Seller will give the Underwriters reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the 1933 Act, will furnish the Underwriters with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which the Underwriters or counsel to the Underwriters shall object.

        (c) The Seller will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Seller will make every reasonable effort to prevent the issuance of any stop order and, if





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any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (d) The Seller will deliver to the Underwriters as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

        (e) The Seller will make generally available to holders of the Notes as soon as practicable, but in any event not later than 120 days after the close of the period covered thereby, an earning statement of the Issuer (which need not be audited) complying with Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Seller, Rule 158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Time.

        (f) The Seller will endeavor, in cooperation with you, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes. The Seller will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

        (g) Neither the Seller nor HFC will, without your prior written consent, publicly offer or sell or contract to sell any asset-backed securities or participation interests or other similar securities representing interests in or secured by other consumer loan-related assets originated or owned by the Seller or HFC for a period of 5 days following the commencement of the offering of the Notes to the public.

        (h) So long as the Notes shall be outstanding, the Seller will cause the Issuer to deliver to the Underwriters the annual statement as to compliance delivered to the Indenture Trustee pursuant to Section 3.10 of Indenture and each monthly report delivered pursuant to Section 3.23 of the Indenture. So long as the Notes are outstanding, the Servicer will deliver to the Underwriters the annual statement of a firm of independent public accountants furnished to the Deposit Trustee pursuant to Section 3.06 of the Pooling and Servicing Agreement and the monthly servicing report delivered pursuant to
Article V of the Pooling and Servicing Agreement.

        (i) The Seller will apply the net proceeds from the sale of the Notes in the manner set forth in the Prospectus.

        (j) If, between the date hereof and the Closing Time, to the knowledge of HFC or the Seller there are any legal or governmental proceedings instituted or threatened against HFC or the Seller which, if determined adversely to HFC or the Seller would individually or in the aggregate have a material adverse effect on the financial condition, shareholders' equity or results of operations of HFC or the Seller, and HFC and the Seller, as applicable, will give prompt written notice thereof to the Underwriters.

        SECTION 7. Conditions to Underwriters' Obligations. The respective obligations of the Underwriters to purchase and of the Seller to sell the Notes pursuant to this Agreement are subject to the accuracy on and as of the Closing Time of the representations and warranties on the part of the Credit Line Owners and the Seller on the one hand and the Underwriters on the other, each as herein contained, and to the material accuracy of the statements of officers of the Credit Line Owners, the Seller and HFC, respectively, made pursuant hereto, to the performance by the Credit Line Owners, the Seller and HFC of all of their respective obligations hereunder and to the following conditions at the Closing Time:

        (a) If the Registration Statement has not become effective prior to the date of this Underwriting Agreement, unless the Underwriter agrees in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 a.m. New York City time on such date, or (ii) 3:00 p.m. on the business day following the day on which the public offering price was determined, if such determination occurred after 10:00 a.m. New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

        (b) There shall not have come to the Underwriters' attention any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of John W. Blenke, Esq., Vice President--Corporate Law of Household International,

Inc., the parent company of HFC, in the form attached hereto as Exhibit A.

        (d) The Underwriters shall have received the favorable opinion, dated the date of the Closing Time, of John W. Blenke, Esq., Vice President--Corporate Law of Household International, Inc., the parent company of HFC, in form and substance satisfactory to the Underwriters, to the effect that:

                 (i) HFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party.

                (ii) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party.

               (iii) Each of the Credit Line Owners has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party.

                (iv) HFC has full corporate power and authority to serve in the capacity of servicer of the Receivables as contemplated in the Pooling and Servicing Agreement.

                 (v) Each of the Credit Line Owners, the Seller and HFC is duly authorized under related statutes, laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein currently conducted by them, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or financial condition of the Credit Line Owners, the Seller or HFC, and the Credit Line Owners are duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

                     (vi) None of the Credit Line Owners, the Seller or HFC is in violation of its Certificate or Articles of Incorporation or Bylaws or, to the best of such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which any of the Credit Line Owners, the Seller or HFC is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of any of the Credit Line Owners, the Seller or HFC or which might materially and adversely affect the properties or assets, taken as a whole, of any of the Credit Line Owners, the Seller or of HFC.

                    (vii) Each of the Basic Documents to which HFC, the Seller and the Credit Line Owners are a party has been duly authorized, executed and delivered by HFC, the Seller and the Credit Line Owners as applicable, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute the valid and binding obligation of each of the Seller, HFC and the Credit Line Owners, enforceable against each of the Seller, HFC and the Credit Line Owners, in accordance with its terms, except that in each case as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (C) the enforceability as to rights to indemnification under this Agreement (to the extent indemnification under such Agreements relates to liability under the 1933 Act) may be subject to limitations of public policy under applicable securities laws.

                   (viii) The issuance and delivery of the Securities and the Series 1996-2 Participation Interest, the consummation of any other of the transactions contemplated herein or in the Basic Documents, or the fulfillment of the terms of such agreements do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Seller or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Seller pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Seller is a party or by which the Seller may be bound or to which any of the property or assets of the Seller may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Seller or materially adverse to the transactions contemplated by this Agreement.

                     (ix) The consummation of any of the transactions contemplated by the Basic Documents to which the Credit Line Owners are a party and the fulfillment of the terms of such documents, do not and will not conflict with or violate any terms or provision of the Certificate or Articles of Incorporation or Bylaws of any of the Credit Line Owners or, to the best of such counsel's knowledge, any statute, order or regulation applicable to any of the Credit Line Owners or, to the best of such counsel's knowledge, any statute, order or regulation applicable to any of the Credit Line Owners and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of any of the Credit Line Owners pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Credit Line Owners may be bound or to which any of the property or assets of any of the Credit Line Owners may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the applicable Credit Line Owners or materially adverse to the transactions contemplated by this Agreement.

                      (x) The consummation of any of the transactions contemplated herein or the fulfillment of the terms of the Basic Documents do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or By-laws of HFC or, to the best of such counsel's knowledge, any statute, order or regulation applicable to HFC and do not and will not conflict with, result in a breach or violation or the acceleration of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of HFC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which HFC is a party or by which HFC may be bound or to which any of the property or assets of HFC may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to HFC or materially adverse to the transactions contemplated by this Agreement.

                     (xi) The direction by the Seller to the Deposit Trustee to execute, issue, countersign and deliver the Series 1996-2 Participation Interest has been duly authorized by the Seller and, assuming that the Deposit Trustee has been duly authorized to do so and when executed and countersigned and delivered by the Deposit Trustee in accordance with the Pooling and Servicing Agreement, the Series 1996-2 Participation Interest will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

                    (xii) The direction by the Seller to the Owner Trustee to execute, issue, countersign and deliver the Certificates on behalf of the Issuer has been duly authorized by the Seller and, assuming that the Owner Trustee has been duly authorized to do so and when executed and countersigned and delivered by the Owner Trustee in accordance with the Trust Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Trust Agreement.

                   (xiii) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Securities and the sale of the Securities to the Underwriters, or the consummation by the Credit Line Owners, the Seller and HFC of the other transactions contemplated by the Basic Documents, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or as have been obtained.

                    (xiv) The Registration Statement is effective under the 1933 Act and to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                     (xv) The conditions to the use by the Seller of a registration statement on Form S-3 and Form S-1 under the 1933 Act, as set forth in the General Instructions to Form S-3 and S-1, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and

         Regulations thereunder which have not been so filed. The statements in the Prospectus under the caption "Risk Factors--Legal Considerations" and under the caption "Certain Legal Aspects of the Receivables", to the extent that statements in such sections constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under such counsel's supervision and are complete and correct in all material respects.

                    (xvi) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which any of the Credit Line Owners, HFC or the Seller is a party or of which any of their respective properties is the subject (A) which if determined adversely to any of the Credit Line Owners, HFC or the Seller would have a material adverse effect on the business or financial condition of any of the Credit Line Owners, HFC or the Seller, (B) asserting the invalidity of any of the Basic Documents, or the Securities, (C) seeking to prevent the issuance of the Securities or the consummation by any of the Credit Line Owners, HFC or the Seller of any of the transactions contemplated by any of the Basic Documents, as the case may be, or (D) which might materially and adversely affect the performance by any of the Credit Line Owners, HFC or the Seller of their respective obligations under, or the validity or enforceability of any of the Basic Documents or the Securities.

                   (xvii) The Registration Statement at the time it became effective, and any amendment thereto at the time such amendment becomes effective, complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations thereunder.

                  (xviii) Such counsel has no reason to believe that (A) the Registration Statement and the Prospectus, as of the date the Registration Statement became effective, or the Registration Statement (excluding the exhibits thereto) as of the date that the most recent post-effective amendment thereto became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) assuming compliance by each of the Underwriters with Section 2(a) and (b) hereof, the Prospectus, as of its date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to information set forth in the financial statements or other financial and statistical data contained or incorporated by reference in the Registration Statement).

         Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by officers of such parties to the instruments and documents referred to therein. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and no opinion need be given as to the enforceability of Section 9 of this Agreement.

         (e) The Underwriters shall have received the favorable opinion of counsel to the Indenture Trustee, dated the date of the Closing Time, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

                      (i) The Indenture Trustee has duly authorized, executed and delivered the Indenture which constitute the valid and legally binding agreements of the Indenture Trustee, are enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally and
         (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     (ii) The Indenture Trustee has duly countersigned the Notes issued on the date hereof on behalf of the Issuer.

                    (iii) The execution and delivery by the Indenture Trustee of the Indenture and the performance by the Indenture Trustee of its obligations thereunder do not conflict with or result in a violation of the organizational charter or Bylaws of the Indenture Trustee.

                     (iv) The Indenture Trustee has full power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                      (v) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Indenture.

                     (vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Indenture Trustee of the Indenture.

         (f) The Underwriters shall have received the favorable opinion of counsel to the Owner Trustee, dated the Closing Date, addressed to the Underwriters, satisfactory to counsel to the Underwriters, to the effect that:

                        (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware and has the power and authority to execute and deliver the Basic Documents to which it is a party;

                       (ii) The Basic Documents to which it is a party have been duly authorized, executed and delivered to the Owner Trustee and constitutes the legal, valid and binding agreements of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms;

                      (iii) The Securities have been duly authorized, executed and delivered by Owner Trustee on behalf of the Issuer;

                       (iv) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee or the Issuer for the issuance and sale of the Securities or the valid execution and delivery of the Trust Agreement, or for the validity and enforceability thereof, or for the payment of any amounts by the Trust thereunder;

                        (v) Neither the execution and delivery by the Owner Trustee of the Basic Documents to which it is a party, nor the issuance, execution and delivery by the Issuer of the Securities, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof,
                 (i) conflicts with or results in a breach of, or constitutes a default under, the provisions of the Trust Agreement or the certificate of incorporation of the Owner Trustee or any law, rule or regulation of the State of Delaware applicable to the Owner Trustee or, to such counsel's knowledge, any judgment or order applicable to the Owner Trustee or their respective properties or, to such counsel's knowledge, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee is a party or by which it is bound or (ii) to such counsel's knowledge, results in the creation or imposition or any lien, charge or encumbrance upon the Owner Trustee's properties or the Owner Trust Estate (except as permitted by the Trust Agreement);

                       (vi) To such counsel's knowledge, there are no pending or threatened actions, suits or proceedings affecting the Issuer or the Owner Trustee before any court or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Issuer or the Owner Trustee, as the case may be, to carry out the transactions contemplated in the Trust Agreement;

                      (vii) The Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act 12 Del. C. Section 3801 et seq.

         (g) The Underwriters shall have received the favorable opinion of counsel to the Deposit Trustee, dated the Closing Date, addressed to the Underwriters, satisfactory to counsel to the Underwriters, to the effect that:

                        (i) The Deposit Trustee is duly incorporated and validly existing as a banking corporation under the laws of the United States and has the power and authority to execute and deliver the Pooling and Servicing Agreement;

                       (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered to the Deposit Trustee and constitutes the legal, valid and binding agreements of the Deposit Trustee, enforceable against the Deposit Trustee in accordance with its respective terms;

                      (iii) The Series 1996-2 Participation Interests have been duly authorized, executed and delivered by the Deposit Trust, and, when authenticated in accordance with the provisions of the Pooling and Servicing Agreement, and when delivered to and paid for by the Seller, will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement, and will constitute legal, valid and binding obligations of the Deposit Trust, enforceable against the Deposit Trust in accordance with the terms of the Pooling and Servicing Agreement;

                       (iv) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission is required by or with respect to the Deposit Trustee or the Deposit Trust for the issuance and sale of the Series 1996-2 Participation

                 Interest or the valid execution and delivery of the Pooling and Servicing Agreement, or for the validity and enforceability thereof, or for the payment of any amounts by the Deposit Trust thereunder;

                        (v) Neither the execution and delivery by the Deposit Trustee of the Pooling and Servicing Agreement, nor the issuance, execution and delivery by the Deposit Trustee of the Series 1996-2 Participation Interest, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, (i) conflicts with or results in a breach of, or constitutes a default under, the provisions of the Pooling and Servicing Agreement or the certificate of incorporation of the Deposit Trustee or any law, rule or regulation of the United States applicable to the Deposit Trustee or, to such counsel's knowledge, any judgment or order applicable to the Deposit Trustee or their respective properties or, to such counsel's knowledge, any indenture, mortgage, contract or other agreement or instrument to which the Deposit Trustee is a party or by which it is bound or (ii) to such counsel's knowledge, results in the creation or imposition or any lien, charge or encumbrance upon the Deposit Trustee's properties or the Deposit Trust's properties (except as permitted by the Pooling and Servicing Agreement); and

                       (vi) To such counsel's knowledge, there are no pending or threatened actions, suits or proceedings affecting the Deposit Trust or the Deposit Trustee before any court or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Deposit Trust or the Deposit Trustee, as the case may be, to carry out the transactions contemplated in the Basic Documents.

         (h) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Time, of Brown & Wood LLP, as counsel for the Underwriters, with respect to the issue and sale of the Notes, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may require.

         (i) The Underwriters shall have received opinions, dated the date of the Closing Time, of Katten Muchin & Zavis, as special counsel to the Seller and HFC, addressed to the Indenture Trustee, the Seller and the Underwriter relating to certain matters specified in Section 2.03 (iii) of the Indenture.

         (j) The Underwriters shall have received an opinion, dated the date of the Closing Time, of Katten Muchin & Zavis as special counsel to the Seller and HFC addressed to the Seller and satisfactory to the Rating Agencies relating to (i) the sale of the Receivables to the Seller, (ii) the transfer of the Receivables to the Deposit Trustee and
(iii) the transfer of the Series 1996-2 Participation Interest from the Seller to the Issuer and such counsel shall have consented to reliance by the Rating Agencies and the Underwriter on such opinion as though such opinion had been addressed to each such party.

         (k) Each of the Credit Line Owners, the Seller and HFC shall have furnished to the Underwriters a certificate signed on behalf of the Credit Line Owners, the Seller and HFC by the respective principal accounting or principal financial officer thereof, dated the date of the Closing Time, as to (i) the accuracy of the representations and warranties (except for the representations made in Section 1(f) herein) of the Credit Line Owners and the Seller herein at and as of the Closing Time, (ii) there being no legal or governmental proceedings pending, other than those, if any, referred to in the Prospectus to which any of the Credit Line Owners, the Seller or HFC is a party or of which any property of any of the Credit Line Owners, the Seller or HFC is the subject, which, in the judgment of any of the Credit Line Owners, the Seller or HFC, as applicable, have a reasonable likelihood of resulting in a material adverse change in the financial condition, shareholders' equity or results of operations of the Credit Line Owners, the Seller or HFC; and to the best knowledge of each of the Credit Line Owners, the Seller or HFC, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (iii) the performance by the Credit Line Owners, the Seller and HFC of all of their respective obligations hereunder to be performed at or prior to the Closing Time, and (iv) such other matters as the Underwriters may reasonably request.

         (l) The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created by the Indenture and the due execution and delivery of the Notes by the Indenture Trustee thereunder and such other matters as the Underwriters shall reasonably request.

         (m) The Owner Trustee shall have furnished to the Underwriters a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trusts created by the Trust Agreement and the due execution and delivery of the Notes by the Issuer under the Indenture and such other matters as the Underwriter shall reasonably request.

         (n) The Deposit Trustee shall have furnished to the Underwriters a certificate of the Deposit Trustee, signed by one or more duly authorized officers of the Deposit Trustee, dated the Closing Time, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Deposit Trustee and the acceptance by the Deposit Trustee of the trusts created by the Pooling and Servicing Agreement and the due execution and delivery of the Series 1996-2 Participation Interest by the Deposit Trustee thereunder and such other matters as the Underwriters shall reasonably request.

         (o) The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class B Notes shall have been rated at least "AAA", "AA- ", "A" and "BBB", respectively, by at least two nationally recognized rating organizations, Standard & Poor's and Moody's, respectively.

         (p) Counsel and special counsel to HFC and the Seller shall have furnished to the Underwriters any opinions supplied to the Rating Agencies relating to certain matters with respect to the Notes.

         (q) The Underwriters shall have received from Arthur Andersen LLP, or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the date of this Agreement in the form heretofore agreed to.

         (r) Prior to the Closing Time, Brown & Wood LLP, as counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller and HFC in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and Brown & Wood LLP.

         (s) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders' equity or results of operations of the Seller, any of the Credit Line Owners or HFC otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

         (t) Prior to the Closing Time, the Credit Line Owners, the Seller and HFC shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

         If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Seller at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 7.

         SECTION 8.   Payment of Expenses.  The Seller, the Credit Line
Owners and HFC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of Katten Muchin & Zavis, as special counsel for the Seller and HFC, and Arthur Andersen LLP, accountants of the Seller and HFC, (iv) the qualification of the Notes under securities and Blue Sky laws and the determination of the eligibility of the Notes for investment in accordance with the provisions of subsection 6(f) including filing fees, and the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters (not to exceed $28,000), in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi) the delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Basic Documents and (vii) the fees charged by nationally recognized statistical rating agencies for rating the Notes, and (viii) the fees and expenses of the Deposit Trustee, the Indenture Trustee and the Owner Trustee and their counsels respectively.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 7, the Seller, the Credit Line Owners and HFC shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters.

         SECTION 9. Indemnification. (aa) HFC and the Seller jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

                      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Seller, or information electronically transmitted to the Seller by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or (b) such loss, liability, claim, damage or expense is incurred by an Underwriter solely as a result of the dissemination by it of Derived Information in violation of Section 2(a), 2(b) or 2(c) hereof;

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

                    (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Underwriters) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above.

         This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

         (b) Each of the Underwriters severally agree to indemnify and hold harmless the Seller, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party") against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a) of this Section 9, arising out of (i) any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Seller by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The parties hereto acknowledge that the only information supplied to the Seller by the Underwriter expressly for use in the Registration Statement or the Prospectus is limited to the information set forth in the last paragraph on the cover, the first paragraph on page 2 and the second paragraph under the caption "Underwriting" in the Prospectus, and (ii) and the Derived Information described below. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

         (c) Each Underwriter agrees to provide the Seller, not later than two Business Days after which the Prospectus is required to be filed pursuant to Rule 424, with nine copies of its Derived Information for filing with the Commission on Form 8-K. Each Underwriter severally and not jointly agrees, assuming all Seller-Provided Information (as defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the Seller's officers and directors and each person who controls the Seller within the meaning of Section 15 of the Securities Act against all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to investigate or defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 9(c) are in addition to any liability which such Underwriter may otherwise have. The procedures set forth in Section 9(d) shall be equally applicable to this Section 9(c).

         "Derived Information" means such portion, if any, of the information delivered to the Seller pursuant to Section 2(b) for filing with the Commission on Form 8-K as:

                 (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and

             (ii)  does not constitute Seller-Provided Information.

            (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters (as defined below)).

"Seller-Provided Information" means the information contained on any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Trust.

         The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder Letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20,
1994).

         (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action.

         SECTION 10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9 is for any reason held to be
unenforceable by the indemnified parties although applicable in accordance with its terms, HFC and the Seller on the one hand, and the Underwriters (or Underwriter, if such loss, liability, claim, damage or expense arises solely as a result of such Underwriter's breach of a representation and warranty set forth in Section 2(a), 2(b) or 2(c) hereof), on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and one or more of the Underwriters (i) except for any Underwriter's indemnification arising solely from a breach of its representation and warranty set forth in Section 2(a), 2(b) or 2(c) hereof, in such proportion as is appropriate to reflect the relative benefits to HFC and the Seller on the one hand and the Underwriters or such Underwriter in the case of a breach of a representation or warranty set forth in Section 2(a), 2(b) or 2(c) hereof on the other in connection with the matter to which the indemnification relates, which relative benefits shall be deemed to be in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount on the cover of the Prospectus as amended or supplemented bears to the initial public offering price as set forth thereon, and HFC and the Seller shall be jointly and severally responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of HFC and the Seller on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HFC or the Seller, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. HFC, the Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 10. Notwithstanding the provisions of this Section 10, except for any loss, claim, damage, liability or expense resulting solely from a breach of any Underwriter's breach of the representation and warranty set forth in Section 2(a) or 2(b) hereof, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. The Underwriters' obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint and no Underwriter shall be required to contribute to any loss, liability, claim, damage or expense as a result of another Underwriter's breach of the representation and warranty set forth in Section 2(a) or 2(b) hereof. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 9 hereof). For purposes of this Section 10, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each respective director of the Seller, each respective officer of the Seller who signed the Registration Statement, and each person, if any, who controls the Seller within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller.

         SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Credit Line Owners, the Seller or HFC submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Credit Line Owners, the Seller or HFC and shall survive delivery of any Notes to the Underwriters.

         SECTION 12. Termination of Agreement. You, as representative of the Underwriters, may terminate this Agreement, immediately upon notice to the Seller, at any time at or prior to the Closing Time (i) if there has been an outbreak or material escalation of hostilities involving the United States of America where armed conflict appears imminent, or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriter's reasonable judgment makes it impracticable or inadvisable to proceed with the public offering of the Notes or (ii) if trading generally on the New York Stock Exchange has been suspended, or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities. In the event of any such termination, the covenant set forth in subsection 6(b), the provisions of
Section 8, the indemnity agreement set forth in Section 9, and the provisions of Sections 10 and 15 shall remain in effect.

         SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Notes shall fail at the Closing Time to purchase the Notes which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then such of the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then:

                      (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                     (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non- defaulting Underwriters.

         No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

         In the event of a default by the Underwriters as set forth in this
Section 13, either the Underwriters or the Seller shall have the right to postpone the Closing Time for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address set forth on the first page hereof. Notices to the Seller or HFC shall be directed to Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, to the attention of the Secretary, with a copy to the Treasurer.

         SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Credit Line Owners, the Seller and HFC, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 16. Governing Law and Time. This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law. Specified times of day refer to New York City time.

         SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

         If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Seller, HFC and the Credit Line Owners in accordance with its terms.

                                           Very truly yours,

                                           HOUSEHOLD CONSUMER LOAN CORPORATION



                                           By:
                                               -------------------------------
                                           Name:  Steve H. Smith
                                           Title:  VP & Asst. Treasurer


                                           HOUSEHOLD FINANCE CORPORATION



                                           By:
                                               -------------------------------
                                           Name:
                                           Title:

                                             HOUSEHOLD REALTY CORPORATION,
                                             HOUSEHOLD FINANCE CORPORATION OF
                                               CALIFORNIA,
                                             HOUSEHOLD FINANCE CORPORATION II,
                                             HOUSEHOLD FINANCE CORPORATION III,
                                             HOUSEHOLD FINANCE INDUSTRIAL LOAN
                                               COMPANY,
                                             HOUSEHOLD FINANCE REALTY CORPORA-
                                               TION OF NEW YORK,
                                             HOUSEHOLD FINANCIAL CENTER, INC.,
                                             HOUSEHOLD FINANCE CORPORATION OF
                                               NEVADA,
                                             HOUSEHOLD FINANCE REALTY CORPORA-
                                                TION OF NEVADA,
                                             HOUSEHOLD INDUSTRIAL LOAN COMPANY
                                                OF KENTUCKY,
                                             HOUSEHOLD FINANCE INDUSTRIAL LOAN
                                               COMPANY OF IOWA,
                                             HOUSEHOLD FINANCE CONSUMER DISCOUNT
                                               COMPANY,
                                             HOUSEHOLD INDUSTRIAL FINANCE
                                               COMPANY, AND
                                             MORTGAGE ONE CORPORATION



                                           By:
                                               --------------------------------
                                           Name:
                                           Title:




CONFIRMED AND ACCEPTED, as of
the date first above written:


MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED, as Representative of the Underwriters



By:
    ----------------------------------------------
      Name:
      Title:

                                   Schedule A
                                  Underwriting


CLASS A NOTES


                                                               Principal Amounts


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]


CLASS B NOTES

                                                               Principal Amounts


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $[]

                                   EXHIBIT A

                             [Needs to be Updated]

                        Opinion of John W. Blenke, Esq.
                   Section 7(c) of the Underwriting Agreement



                                                                 August ___ 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED
as Representative of the Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
World Financial Center
North Tower
New York, New York 10281

         Re:     Household Consumer Loan
                 Asset Backed Notes and Certificates,
                 Series 1996-2

Ladies and Gentlemen:

         I address this opinion to the Underwriters pursuant to Section 7(c) of the Underwriting Agreement dated __________ ___, 1996 (the "Underwriting Agreement") among Household Consumer Loan Corporation (the "Seller"), Household Finance Corporation, a Delaware corporation (the "Company"), Household Realty Corporation, Household Finance Corporation of California, Household Finance Corporation II, Household Finance Corporation III, Household Finance Industrial Loan Company, Household Finance Realty Corporation of New York, Household Financial Center, Inc., Household Finance Corporation of Nevada, Household Finance Realty Corporation of Nevada, Household Industrial Loan Company of Kentucky, Household Finance Industrial Loan Company of Iowa, Household Finance Consumer Discount Company, Household Industrial Finance Company, and Mortgage One Corporation (collectively, the "Credit Line Owners" and each individually, a "Credit Line Owner") and the underwriters referred to therein (together, the "Underwriters"). The Seller has entered into a Trust Agreement dated as of __________ 1, 1996 (the "Trust Agreement") with Chase Manhattan Bank Delaware (the "Owner Trustee"), creating Household Consumer Loan Trust 1996-2 (the "Issuer"), a statutory business trust established under the laws of the State of Delaware. The Seller proposes to direct the Owner Trustee pursuant to the Trust Agreement to cause the Issuer to issue Household Consumer Loan Asset Backed Notes, Series 1996-2 Class A and Class B (the "Notes") and Household Consumer Loan Asset Backed Certificates, Series 1996-2 (the "Certificates" and, together with the Notes, the "Securities"). Only the Notes are being purchased by the Underwriters [____________________________________________].

         The Notes will be issued pursuant to an Indenture dated as of __________ 1, 1996 (the "Indenture") between the Issuer and The Bank of New York (the "Indenture Trustee") and will represent indebtedness of the Issuer. The Certificates will be issued pursuant to the Trust Agreement. The Notes will be secured by (i) a participation interest (the "Series 1996-2 Participation Interest") in (a) receivables held in Household Consumer Loan Deposit Trust (the "Deposit Trust") originated under certain fixed and variable rate revolving secured and unsecured consumer credit lines (the "Credit Lines") and (b) certain other participation interests, (ii) amounts on deposit in certain accounts of the Issuer held for the benefit of the holders of the Securities, and (iii) an assignment of the Issuer's rights under the Series 1996-2 Supplement (as defined below) (collectively, the "Trust Assets"). The Deposit Trust was formed pursuant to a Pooling and Servicing Agreement dated as of September 1, 1995 (the "Base Pooling and Servicing Agreement") among the Seller, HFC, as Servicer (the "Servicer") and Texas Commerce Bank National Association as successor trustee to The Chase Manhattan Bank, N.A., as Deposit Trustee (the "Deposit Trustee"). The Series 1996-2 Participation Interest was issued pursuant to the Supplement for Series 1996-2 dated as of __________ 1, 1996 among the Seller, the Servicer and the Deposit Trustee (the "Supplement" and together with the Base Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement together with the Trust Agreement, Certificate of Trust thereto, the Indenture, the Receivables Purchase Agreement, the Administration Agreement and the Underwriting Agreement constitute the "Basic Documents" herein. Capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement unless herein otherwise defined.

         As Vice President--Corporate Law and the Secretary of Household International, Inc., a Delaware corporation, the ultimate parent corporation of the Company, the Seller and each of the Credit Line Owners, I, or the attorneys under my supervision have, among other things (i) participated in the preparation of the Pooling and Servicing Agreement and (ii) cooperated with officers of the Seller and the Company, representatives of the Underwriters and independent accountants in the preparation of the Registration Statement on Form S-3 and S-1 (Registration No. 33-_________ and 33-_________ ) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the Prospectus dated ___________ ___, 1996 in the form in which it was transmitted for filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Act (the "Final Prospectus").





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         I advise you that in my opinion:

              (i) The Pooling and Servicing Agreement is not required to be qualified and the Indenture has been duly qualified under the Trust Indenture Act;

             (ii) None of the Seller, the Deposit Trust or the Owner Trust is an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940;

            (iii) The Notes and the Basic Documents that are described in the Final Prospectus conform in all material respects to the respective descriptions thereof in the Final Prospectus; and

             (iv) The statements in the Final Prospectus under the captions "Prospectus Summary--Tax Status", "--Income Tax Withholding" and "--ERISA Considerations" and "Certain Income Tax Consequences" and "ERISA Considerations" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by me and are factually correct or correctly represent my opinion.

         The opinions set forth herein are subject to the following qualifications:

         No opinion is expressed as to the effect of the compliance or noncompliance of the Seller, Credit Line Owners, Servicer, Deposit Trustee, Owner Trustee or Indenture Trustee with any state or federal laws or regulations applicable to them because of their legal or regulatory status or the nature of their respective businesses and to the extent that the opinions set forth herein relate to the due authorization, execution and delivery of the Pooling and Servicing Agreement and the Certificates.

         I, or the attorneys under my supervision, have examined originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of public officials and responsible officers of each of the Sellers, the Company and the Trustee and other papers and matters of fact and law as I have deemed relevant and necessary as a basis for the opinions I expressed herein. I have relied, with respect to factual matters, on representations and warranties made by, and on certificates and other documents furnished by responsible officers of each of the Trustee, the Seller and the Company. In expressing the foregoing opinions, I have assumed, with the Underwriters' permission, (i) the authenticity of all documents submitted to me as originals and the conformity with the original documents of any copies of such documents submitted to me for my examination,
(ii) that each of the Sellers and the Trustee has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and (iii) the due execution and





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

delivery, pursuant to due authorization, of the agreements and documents referred to above by the Trustee.

         The opinions expressed herein are only with respect to federal laws of the United States and the laws of the State of Illinois. I consent to the reliance on this opinion by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc. Subject to the foregoing sentence, this opinion is solely for the Underwriters' benefit and may not be relied upon by, nor copies be delivered to, any other person without my prior written consent.

                                           Very truly yours,





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